Exhibit 99.1

NEWS RELEASE

Date: April 1, 2015

Contact:

Cape Bancorp, Inc.

Michael D. Devlin, (609) 465-5600

President & Chief Executive Officer

Cape Bancorp, Inc. Announces Completion of Merger with Colonial Financial Services, Inc. of Vineland, NJ

CAPE MAY COURT HOUSE, NEW JERSEY – Cape Bancorp, Inc. (“Cape Bancorp” or the “Company”) (NASDAQ: CBNJ), the holding company for Cape Bank, announced today that it has successfully completed its acquisition of Colonial Financial Services, Inc. (“Colonial”) (NASDAQ: COBK).

As part of the agreement, Colonial merged with and into Cape Bancorp, and Colonial Bank, FSB, a wholly-owned subsidiary of Colonial, merged with and into Cape Bank. The former locations of Colonial Bank, FSB will be operated as financial centers of Cape Bank under the name of Colonial Bank, FSB until system conversions are completed in May of 2015.

The acquisition was first announced on September 10, 2014. Cape Bancorp and Colonial shareholders approved the acquisition on March 18, 2015 and all regulatory approvals have been received.

With the acquisition, Cape Bancorp now has 22 banking centers throughout Southern New Jersey and assets of approximately $1.6 billion.

Michael D. Devlin, President and CEO of Cape Bancorp, commented, “Cape Bancorp is pleased to announce the completion of its acquisition of Colonial Financial Services and Colonial Bank,

FSB. The transaction increases our asset size by approximately 50% and will help Cape Bancorp deliver value to its shareholders through increased operating scale and cost efficiencies.”

ABOUT CAPE BANCORP, INC.

Cape Bancorp, Inc. with total assets of $1.1 billion at December 31, 2014, is the parent company of Cape Bank, a New Jersey chartered savings bank providing a complete line of business and personal banking products through its fourteen full service offices located throughout Atlantic and Cape May counties in Southern New Jersey, including its main office located at 225 North Main Street, Cape May Court House, New Jersey, one drive-up teller/ATM operation in Atlantic County, three market development offices (“MDOs”) located in Burlington, Cape May and Atlantic Counties in New Jersey, and two MDOs in Pennsylvania servicing the five county Philadelphia market located in Radnor, Delaware County and in Philadelphia. Cape Bancorp can be contacted at (609) 465-5600 or 225 North Main Street, Cape May Court House, New Jersey. To learn more about Cape Bancorp, please visit www.capebanknj.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on the Company's current expectations regarding our business strategies and their intended results and future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as "will," "would," "should," "could," or "may."

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, the Company's failure to integrate Colonial Financial Services, Inc. and Colonial Bank, FSB in

accordance with expectations; deviations from performance expectations related to Colonial Financial Services, Inc. and Colonial Bank, FSB; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company's subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on the Company's behalf. The Company assumes no obligation to update any forward-looking statements.

Source: Cape Bancorp, Inc.